UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2009
VIDEO DISPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Drive Tucker, Georgia	30084
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 938-2080
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
          On July 16, 2009, Video Display Corporation (the “Company”) filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its unfiled Quarterly Report on Form 10-Q for the period ended May 31, 2009. The Company was unable to file its Quarterly Report on Form 10-Q for the period ended May 31, 2009 on a timely basis, due to unforeseen delays in the collection and review of information and documents affecting disclosures in such report, as described below.
          The Company has a Loan and Security Agreement dated September 26, 2008 with RBC Centura Bank (“RBC”), which provides a $17 million line of credit to the Company and a $3.5 million line of credit to the Company’s subsidiary Fox International, Ltd. (“Fox”). As of May 31, 2009, the Company was not in compliance with the consolidated Fixed Charge Coverage Ratio as defined by the RBC credit line agreements. In addition, the Fox line of credit expired in June 2009. The Company is currently in negotiations with RBC for a new revolving line of credit and term loan with more favorable thresholds for the covenants, a waiver of the Fixed Charge Coverage Ratio violation and an extension of the Fox line of credit for a period of 90 days.
          The Company intends to file its Quarterly Report on Form 10-Q for the period ended May 31, 2009 as soon as practicable; however, it is not currently possible to project the date on which the report will be filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2009	VIDEO DISPLAY CORPORATION
	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer